UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report: July 30, 2010 (Date of earliest event reported)

The Student Loan Corporation (Exact name of registrant as specified in its charter)

Delaware	1-11616	16-1427135
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

750 Washington Boulevard
Stamford, Connecticut		06901
(Address of principal executive offices)		(Zip Code)

(203) 975-6320
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Effective August 1, 2010, The Student Loan Corporation (the Company) entered into an Intra-Citi Service Agreement between the Company and Citigroup Technology, Inc. (CTI), a wholly owned indirect subsidiary of Citigroup Inc. (Citigroup). Citigroup indirectly owns 80% of the Company's outstanding common stock. Pursuant to the agreement, CTI will provide the Company with various technology support services. A copy of the agreement is being filed as Exhbiit 10.1 to this Form 8-K and is incorporated herein by reference in its entirety.

On August 4, 2010, the Company executed Amendment No. 12 to the Non-Competition Agreement among the Company, Citibank, N.A. and Citigroup, extending the term of the Non-Competition Agreement through August 8, 2011. A copy of Amendment No. 12 is being filed as Exhibit 10.2 to this Form 8-K and is incorporated herein by reference in its entirety.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On July 30, 2010, the Company entered into a Retention and Severance Program (the Program) with the Company’s senior management team, including, but not limited to:  Michael Reardon, Chairman, Chief Executive Officer and President; Joseph Guage, Chief Financial Officer and Vice President; Christine Homer, General Counsel, Vice President and Secretary; Patricia Morris, Chief Risk Officer and Vice President; John Vidovich, Executive Sales Director and Vice President; and Noelle Whitehead, Controller and Chief Accounting Officer. The Program is effective until December 31, 2011. The Program provides that if a change in control, as defined in the Program, occurs, each of the foregoing employees, as well as the other covered employees, will receive a transaction award equal to a specified percentage of the employee’s total compensation, which is defined as the sum of the employee's base salary plus the incentive compensation paid to the employee in respect of performance for the year prior to the year in which the change in control occurs.

In addition, for a period of twelve months following a change in control, the Program provides that if the Company or its successor terminates the employment of a covered employee without cause or a covered employee terminates his or her employment with the Company or its successor for good reason, the employee shall receive the following severance benefits: (i) a lump sum severance payment determined in accordance with the Company's existing separation pay plan, which is based on years of service, and (ii) outplacement services for up to 12 months, not to exceed $15,000.

As a condition to participation in the Program, the officers are subject to non-solicitation and other restrictive covenants. Additionally, payment of the transaction award or severance benefits under the Program is subject to the execution by the employee of a release waiving certain of his or her rights.

The foregoing description of the Program does not purport to be complete and is qualified in its entirety by reference to the copy of the Program included in each of Exhibits 10.3 through 10.8 hereto.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit No.                      Description

10.1	Intra-Citi Service Agreement, dated August 1, 2010 between the Company and Citigroup Technology, Inc.

10.2	Amendment No. 12, dated as of August 8, 2010, to Non-Competition Agreement among the Company, Citibank, N.A. and Citigroup Inc.

10.3	Retention and Severance Program as agreed between the Company and Michael Reardon, dated July 30, 2010

10.4	Retention and Severance Program as agreed between the Company and Joseph Guage, dated July 30, 2010

10.5	Retention and Severance Program as agreed between the Company and Christine Homer, dated July 30, 2010

10.6	Retention and Severance Program as agreed between the Company and Patricia Morris, dated July 30, 2010

10.7	Retention and Severance Program as agreed between the Company and John Vidovich, dated July 30, 2010

10.8	Retention and Severance Program as agreed between the Company and Noelle Whitehead, dated July 30, 2010

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE STUDENT LOAN CORPORATION

Date: August 5, 2010

By: /s/ Joseph P. Guage
Name: Joseph P. Guage
Title: Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.                      Description

10.1	Intra-Citi Service Agreement, dated August 1, 2010 between the Company and Citigroup Technology, Inc.

10.2	Amendment No. 12, dated as of August 8, 2010, to Non-Competition Agreement among the Company, Citibank, N.A. and Citigroup Inc.

10.3	Retention and Severance Program as agreed between the Company and Michael Reardon, dated July 30, 2010

10.4	Retention and Severance Program as agreed between the Company and Joseph Guage, dated July 30, 2010

10.5	Retention and Severance Program as agreed between the Company and Christine Homer, dated July 30, 2010

10.6	Retention and Severance Program as agreed between the Company and Patricia Morris, dated July 30, 2010

10.7	Retention and Severance Program as agreed between the Company and John Vidovich, dated July 30, 2010

10.8	Retention and Severance Program as agreed between the Company and Noelle Whitehead, dated July 30, 2010